Exhibit 32.1

Certifications Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Groupon, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rich Williams, Chief Executive Officer of the Company, and Michael Randolfi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:    /s/ Rich Williams
Rich Williams
Chief Executive Officer
(Principal Executive Officer)

By:    /s/ Michael Randolfi
Michael Randolfi
Chief Financial Officer
(Principal Financial Officer)

Date: November 7, 2018